EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2009

NEW YORK, Feb. 3, 2010 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (Nasdaq:PNNT) today announces financial results for its first fiscal quarter ended December 31, 2009.

HIGHLIGHTS

Quarter Ended December 31, 2009
($ in millions, except per share amounts)

Investment portfolio	$513.1
Net assets	$306.1
Net asset value per share	$11.86

Credit Facility (cost $245.7)	$201.9

Investment portfolio composition and yield:

Subordinated debt, second lien secured debt, senior secured debt and equity (core)	$478.2
Senior secured debt (non-core)	$34.9
Weighted average yield on debt investments	11.3%
Weighted average yield on core investments	12.2%
Weighted average yield on non-core investments	2.7%

Operating Results:
Net investment income	$7.2
Net investment income per share	$0.28
Distributions declared per share	$0.25

Portfolio Activity:
Purchase of long-term investments	$50.5
Sales and repayments of long-term investment	$16.8

Number of new portfolio companies invested	6
Number of existing portfolio companies invested	2
Number of portfolio companies at end of period	44

Except where the context suggests otherwise, the terms "we," "us," "our," "Company," and "PennantPark Investment" refer to PennantPark Investment Corporation.

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 4, 2010

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 4, 2010 to discuss the quarterly results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 857-6931 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2170. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through February 18, 2010 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all replays, please reference conference ID #4217773.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2009, our portfolio totaled $513.1 million and consisted of $176.8 million of subordinated debt, $147.1 million of second lien secured debt, $160.7 million of senior secured loans, and $28.5 million of preferred and common equity investments. This compares to our portfolio as of September 30, 2009, which totaled $469.8 million and consisted of $157.1 million of subordinated debt, $134.4 million of second lien secured debt, $150.6 million of senior secured loans and $27.7 million of preferred and common equity investments.

Our core assets totaled $478.2 million and consisted of investments in thirty-five different companies with an average investment size of $13.7 million per company and a weighted average yield of 12.2% on debt investments as of December 31, 2009. This compares to our core assets as of September 30, 2009, which totaled $427.1 million and consisted of investments in thirty different companies with an average investment size of $14.2 million per company and a weighted average yield of 12.5% on debt investments.

As of December 31, 2009, our non-core senior secured loan portfolio totaled $34.9 million and consisted of nine different companies with an average investment size of $3.9 million, and a weighted average yield of 2.7% on debt investments. This compares to our non-core assets as of September 30, 2009, which totaled $42.7 million and consisted of thirteen different companies (including one company also in our core portfolio) with an average investment size of $3.3 million and a weighted average yield of 3.1%.

Our overall portfolio consisted of forty-four companies with an average investment size of $11.7 million and a weighted average yield on debt investments of 11.3%, and was invested 35% in subordinated debt, 29% in second lien secured debt, 31% in senior secured loans and 5% in preferred and common equity investments as of December 31, 2009. This compares to our overall portfolio as of September 30, 2009, which consisted of forty-two companies with an average investment size of $11.2 million and a weighted average yield on debt investments of 11.4%, and was invested 33% in subordinated debt, 29% in second lien secured debt, 32% in senior secured loans and 6% in preferred and common equity investments.

For the three months ended December 31, 2009, we invested approximately $50.5 million in six new and two existing portfolio companies with a weighted average yield of 12.8%. Sales and repayments of long-term investments totaled $16.8 million for the same period. This compares to the three months ended December 31, 2008, in which we invested $0.8 million in two existing portfolio companies. Sales and repayments of long-term investments totaled $2.3 million for the same period.

"We continue to be active" said Arthur Penn, Chairman and Chief Executive Officer. "Over the last three quarters we have invested approximately $150 million at attractive risk/rewards to enhance our portfolio and to grow income. Additionally, asset valuations have improved during the quarter. We remain focused on financing middle market companies at IRRs ranging from 13% to 18% in order to grow income.”

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three month periods ended December 31, 2009 and 2008.

Investment Income

Investment income for the three month period ended December 31, 2009, was $13.6 million, and was primarily attributable to $5.4 million from subordinated debt investments, $3.2 million from second lien secured debt investments and $3.5 million from senior secured loan investments. The remaining investment income was primarily attributed to net accretion of discount and amortization of premium and other income. The increase in investment income compared with the same period in the prior year is due to the growth of our portfolio and the transition of the portfolio from temporary to long-term core investments.

Investment income for the three month period ended December 31, 2008, was $12.1 million, and was primarily attributable to $2.5 million from subordinated debt investments, $3.9 million from second lien secured debt investments and $5.0 million from senior secured loan investments. The remaining investment income was primarily attributed to interest income from short-term investments and to net accretion of discount and amortization of premium.

Expenses

Expenses for the three month period ended December 31, 2009, totaled $6.4 million. Base management fee for the same period totaled $2.5 million, performance-based incentive fee totaled $1.8 million, credit facility related expense totaled $0.8 million, general and administrative expenses totaled $1.1 million and an excise tax of $0.1 million.

Expenses for the three month period ended December 31, 2008, totaled $ 6.3 million. Base management fee for the same period totaled $1.8 million, performance-based incentive fee totaled $1.4 million, credit facility related expense totaled $1.8 million and general and administrative expenses totaled $ 1.2 million.

Net Investment Income

Net investment income totaled $7.2 million, or $0.28 per share, for the three month period ended December 31, 2009, and $5.8 million, or $0.27 per share, for the three month period ended December 31, 2008.

Net Realized Loss

Sales and repayments of long-term investments for the three month period ended December 31, 2009 totaled $16.8 million and realized losses totaled $16.6 million due to sales of senior secured loans and restructurings on investments offset by repayments on other investments. Sales and repayments of long-term investments totaled $2.3 million, and net realized losses totaled $0.9 million for the three month period ended December 31, 2008.

Net Unrealized Appreciation (Depreciation) on Investments and (Appreciation) Depreciation on Credit Facility

For the three month periods ended December 31, 2009 and 2008, our investments had a net change in unrealized appreciation (depreciation) of $23.9 million and $(42.4) million, respectively. On December 31, 2009 and September 30, 2009, net unrealized depreciation on investments totaled $3.6 million and $27.5 million, respectively.

For the three month periods ended December 31, 2009 and 2008, our long-term credit facility had a net change in unrealized (appreciation) depreciation of $(5.8) million and $5.7 million, respectively. On December 31, 2009 and September 30, 2009, net unrealized depreciation on our long-term credit facility totaled $43.8 million and $49.6 million, respectively, which included the cumulative effect of adoption of ASC 825-10 on our credit facility of $41.8 million.

Net Increase (Decrease) in Net Assets from Operations

Net increase in net assets resulting from operations totaled $8.7 million, or $0.34 per share, for the three month period ended December 31, 2009, primarily due to the overall increase in fair values for investments held in our portfolio offset to some extent by the increase in fair value of our credit facility and realized losses. Net decrease in net assets resulting from operations totaled $(31.8) million, or $(1.51) per share, for the three month period ended December 31, 2008.

LIQUIDITY AND CAPITAL RESOURCES

PennantPark Investment's liquidity and capital resources are generated primarily through its senior secured, multi-currency, $300.0 million, five-year revolving credit facility maturing in June 2012 as well as from cash flows from operations, investment sales and prepayments, and income earned from investments and cash equivalents. On December 31, 2009, PennantPark Investment had outstanding borrowings of $245.7 million with a fair value of $201.9 million, with a weighted average interest rate at the time of 1.23% exclusive of the fee on undrawn commitment of 0.20%.

Our operating activities used cash of $45.1 million for the three months ended December 31, 2009, and our financing activities provided net cash proceeds of $18.9 million for the same period, primarily from proceeds on issuance of common stock and net borrowings on our credit facility.

Our operating activities generated cash of 10.0 million for the three months ended December 31, 2008, and our financing activities used cash of $49.7 million for the same period, primarily from net repayments under our credit facility.

DISTRIBUTIONS

During the three months ended December 31, 2009 and 2008, we declared distributions of $0.25 and $0.24 per share, respectively, for total distributions of $6.5 million and $5.1 million, respectively. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year.

AVAILABLE INFORMATION

PennantPark Investment Corporation makes available on its website its report on Form 10-Q. The Company has filed its report on Form 10-Q with the Securities Exchange Commission, and stockholders may find the report on www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION STATEMENTS OF ASSETS AND LIABILITIES
	December 31, 2009 (unaudited)	September 30, 2009
Assets
Investments at fair value
Non-controlled, non-affiliated investments, at fair value (cost -- $499,221,096 and $479,909,805, respectively)	$497,049,288	$453,644,335
Non-controlled, affiliated investments, at fair value (cost -- $17,566,905 and $17,378,081, respectively)	16,092,038	16,115,738

Total of Investments, at fair value (cost -- $516,788,001 and $497,287,886, respectively)	513,141,326	469,760,073
Cash equivalents	7,051,165	33,247,666
Interest receivable	5,714,129	5,539,056
Receivables for investments sold	45,891	2,726,007
Prepaid expenses and other assets	945,283	1,108,567
Total assets	526,897,794	512,381,369

Liabilities
Distributions payable	6,452,193	5,056,505
Payable for investments purchased	--	19,489,525
Unfunded investments	6,455,018	6,331,385
Credit facility payable (cost -- $245,700,000 and $225,100,000, respectively)	201,914,294	175,475,380
Interest payable on credit facility	61,834	72,788
Management fee payable	2,524,653	2,220,110
Performance-based incentive fee payable	1,809,453	1,508,164
Accrued other expenses	1,532,027	1,647,244
Total liabilities	220,749,472	211,801,101

Net Assets
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 25,808,772 and 25,368,772 shares issued and outstanding, respectively	25,809	25,369
Paid-in capital in excess of par	330,405,864	327,062,304
Undistributed net investment income	2,675,930	1,890,235
Accumulated net realized loss on investments and cash equivalents	(67,098,312)	(50,494,447)
Net unrealized depreciation on investments	(3,646,675)	(27,527,813)
Net unrealized depreciation on credit facility	43,785,706	49,624,620
Total net assets	$306,148,322	$300,580,268

Total liabilities and net assets	$526,897,794	$512,381,369

Net asset value per share	$11.86	$11.85

PENNANTPARK INVESTMENT CORPORATION STATEMENTS OF OPERATIONS (Unaudited)
	Three months ended
	December 31, 2009	December 31, 2008
Investment income:
From non-controlled, non-affiliated investments:
Interest	$12,951,233	$11,712,010
Other	319,603	—
From non-controlled, affiliated investments:
Interest	327,649	364,499
Total investment income	13,598,485	12,076,509

Expenses:
Base management fee	2,524,653	1,820,188
Performance-based incentive fee	1,809,380	1,441,982
Interest and other credit facility expenses	818,683	1,837,220
Administrative services expenses	557,504	620,402
Other general and administrative expenses	543,415	588,788
Expenses before taxes	6,253,635	6,308,580

Excise tax	106,962	—

Total expenses	6,360,597	6,308,580

Net investment income	7,237,888	5,767,929

Realized and unrealized gain (loss) on investments and credit facility:
Net realized loss on non-controlled, non-affiliated investments	(16,603,865)	(887,070)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	24,093,662	(40,663,091)
Non-controlled, affiliated investments	(212,524)	(1,693,186)
Credit facility unrealized (appreciation) depreciation	(5,838,914)	5,718,694
Net change in unrealized appreciation (depreciation)	18,042,224	(36,637,583)

Net realized and unrealized gain (loss) from investments and credit facility	1,438,359	(37,524,653)

Net increase (decrease) in net assets resulting from operations	$8,676,247	$(31,756,724)

Net increase (decrease) in net assets resulting from operations per common share	$0.34	$(1.51)
Net investment income per common share	0.28	0.27

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, we may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:  PennantPark Investment Corporation
          Aviv Efrat
          (212) 905-1000
          www.pennantpark.com